UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                                     of the
                         Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):     December 31, 2001

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in its Charter)

                                 Cayman Islands
                 (State or Other Jurisdiction of Incorporation)

          0-29788                                             N/A
  (Commission File Number)                             (I.R.S. Employer
                                                     Identification Number)

                                 (441) 295-4451
              (Registrant's Telephone Number, Including Area Code)

          P.O. Box HM 2939
Crown House, Third Floor, 4 Par-la-Ville Road                        N/A
        Hamilton HM12, Bermuda                                   (Zip Code)
(Address of Principal Executive Offices)



          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

     On December 31, 2001, Scottish Annuity & Life Holdings, Ltd. ("Scottish Holdings"), a Cayman Islands corporation, completed the acquisition of all of the issued and outstanding shares of World-Wide Holdings Limited ("World-Wide") from Pacific Life Insurance Company ("Pacific Life") pursuant to a Share Purchase Agreement between Scottish Holdings and Pacific Life dated as of August 6, 2001 as amended. As a result of the acquisition, World-Wide became a wholly owned subsidiary of Scottish Holdings, and Pacific Life received 4,532,380 ordinary shares of Scottish Holdings representing approximately 22.5% of the issued and outstanding shares of Scottish Holdings. Scottish Holdings previously filed a Form 8-K regarding this transaction on December 31, 2001, and is filing this Amendment No. 1 on Form 8-K/A in order to evidence the current text of Scottish Holdings' Memorandum of Association and Articles of Association.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    SCOTTISH ANNUITY & LIFE HOLDINGS, LTD.


                                    By:  /s/  Scott E. Willkomm
                                              Scott E. Willkomm
                                              President and Chief Financial
                                                Officer



Dated:  January 10, 2002

                                INDEX TO EXHIBITS

Number   Description

3.1 Memorandum of Association of Scottish Annuity & Life Holdings, Ltd. as amended on December 14, 2001, filed herewith

3.2 Articles of Association of Scottish Annuity & Life Holdings, Ltd. as amended on December 14, 2001, filed herewith